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                                                                    Exhibit 3.16
                                     BYLAWS

                                       OF

                               PHONETEL II, INC.


                                   ARTICLE I
                                   ---------

                                    Offices
                                    -------

        The principal office of the corporation shall be located at 11656 Lilburn Park Road, St. Louis, Missouri 63146.

                                   ARTICLE II
                                   ----------

                                  Shareholders
                                  ------------

        SECTION 2.01. PLACE OF MEETING. All meetings of the shareholders shall be held at the office of the corporation or at such other place within or without the State of Missouri as may be designated by the President or the Board of Directors.

        SECTION 2.02. ANNUAL MEETING. Unless otherwise designated by the Board of Directors, the annual meeting of shareholders, commencing with the year 1996, shall be held on the third Thursday of September of each year if not a legal holiday, and if a legal holiday, then the day following, at 10:00 a.m., for the election of Directors and for the transaction of such other business as shall properly come before the meeting.

        SECTION 2.03. SPECIAL MEETINGS. Special meetings of the shareholders for any purpose or purposes may be called by the President or by the Board of Directors, or by the Secretary at the request in writing by shareholders owning at least one-fifth (1/5) in amount of the entire capital stock of the corporation issued and outstanding.

        SECTION 2.04. NOTICE OF MEETINGS. Written or printed notice of shareholders' meetings shall be given in accordance with the laws of the State of Missouri.

        SECTION 2.05. SHAREHOLDERS ENTITLED TO VOTE. The Board of Directors may prescribe a period not exceeding fifty (50) days prior to any meeting of the shareholders during which no transfer of stock on the books of the corporation may be made. The Board of Directors may fix a day not more than fifty (50) days prior to the holding of any meeting of the shareholders as the day as of which shareholders are entitled to notice of and to vote at such meeting.

        SECTION 2.06. QUORUM. The holders of a majority of the stock issued and outstanding, present in person or represented by proxy, shall be requisite and shall

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constitute a quorum at all meetings of the shareholders for the transaction of business except as otherwise provided by law, by the Articles of Incorporation or by these Bylaws.

        SECTION 2.07. VOTING. At each meeting of the shareholders, every shareholder shall be entitled to vote in person, or by proxy appointed by an instrument in writing subscribed by such shareholder, or by his duly authorized attorney, and he shall have one vote for each share of stock registered in his name at the time of the closing of the transfer books for said meeting, or in lieu of closing of the transfer books the record date for voting as fixed by the Board of Directors.

        The vote of the holders of a majority of the stock having voting power present in person or represented by proxy shall decide any question brought before such meeting, unless the question is one upon which by express provision of the statutes or of the Articles of Incorporation a different vote is required, in which case such express provision shall govern and control the decision of such question. In voting for directors of the corporation, cumulative voting shall not be permitted.

        SECTION 2.08. INFORMAL MEETINGS. Whenever the vote of shareholders at a meeting thereof is required or permitted to be taken in connection with any corporate action by any provisions of the statutes or of the Articles of Incorporation, the meeting, any notice thereof and vote of shareholders thereat may be dispensed with if all the shareholders who would have been entitled to vote upon the action if such meeting were held shall consent in writing to such corporate action being taken. Such written consent shall be filed with the minutes of shareholders' meetings.

        SECTION 2.09. ORGANIZATION. The President, and in his absence, the Vice-President, and in the absence of both the President and the Vice-President, a chairman chosen by the shareholders present, shall preside at each meeting of shareholders and shall act as chairman thereof. The Secretary, and in his absence the Assistant Secretary, and in the absence of both the Secretary and the Assistant Secretary, a Secretary pro tem, chosen by the shareholders present, shall act as Secretary of all meetings of the shareholders.

        SECTION 2.10. ADJOURNMENT. If at any meeting of the shareholders a quorum shall fail to attend at the time and place for which the meeting was called or if the business of such meeting shall not be completed, the shareholders present in person or represented by proxy may, by a majority vote, adjourn the meeting from day to day or from time to time, not exceeding ninety
(90) days from such adjournment without further notice until a quorum shall attend or the business thereof shall be completed. At any such adjourned meeting any business may be transacted which might have been transacted at the meeting as originally called.



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                                  ARTICLE III
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                                   Directors
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     SECTION 3.01. GENERAL POWERS. The business and affairs of the corporatjon shall be managed by its Board of Directors.

     SECTION 3.02. NUMBER. ELECTION AND TERM. The number of directors of the corporation shall be four (4), who shall be elected at the annual meeting of the shareholders for a term of one year, and who shall hold office until their successors have been elected and have qualified.

     SECTION 3.03. REGULAR MEETINGS. A regular meeting of the Board of Directors shall be held without other notice than this bylaw, immediately after, and at the same place as, the annual meeting of shareholders.

     SECTION 3.04. VACANCIES. Vacancies and newly created directorships resulting from any increase in the authorized number of Directors may be filled by a majority of the Directors then in office, though less than a quorum, and the Directors so chosen shall hold office until the next annual election and until their successors are duly elected and shall qualify, unless sooner displaced.

     SECTION 3.05. PLACE OF MEETING. Meetings of the Board of Directors of the corporation, both regular and special, may be held at any place either within or without the State of Missouri, and unless otherwise designated as herein provided, shall be held at the office of the corporation.

     SECTION 3.06. REGULAR MEETINGS. Regular meetings of the Board of Directors may be held at such time and place as shall from time to time be determined by resolution of the Board.

     SECTION 3.07. NOTICE OF REGULAR MEETINGS. After the time and place of regular meetings shall have been determined, no notice of any regular meetings need be given. Notice of any change in the date or place of holding any regular meeting or any adjournment of a regular meeting shall be given by mail or facsimile not less than forty-eight (48) hours before such meeting to all Directors.

     SECTION 3.08. SPECIAL MEETINGS. Special meetings of the Board for any purpose or purposes may be called by the President on two (2) days' notice to each Director either personally or by mail or by facsimile. Upon like notice, the Secretary of the corporation, upon the written request of a majority of the Directors, shall call a special meeting of the Board. Such request shall state the purpose or purposes of the proposed meeting. The officer calling the special meeting may designate the place for holding same.

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        SECTION 3.09. QUORUM. At all meetings of the Board, a majority of the
Directors shall constitute a quorum for the transaction of business and the act of a majority of the Directors present at any meeting at which there is a quorum shall be the act of the Board of Directors, except where otherwise provided by law or by these Bylaws. If a quorum shall not be present at any meeting of the Board of Directors, the Directors present thereat may adjourn the meeting from time to time without notice other than announcement at the meeting until a quorum shall be present.

        SECTION 3.10. INFORMAL MEETINGS. Whenever the vote of directors to be taken in connection with any corporate action is permitted by any provisions of the Laws of Missouri to be taken by written consent it shall be approved if the requisite number of Directors shall consent in writing to such corporate action being taken. Such written consent shall be filed with the minutes of the Board.

        SECTION 3.11. COMMITTEES OF DIRECTORS. The Board of Directors may, by resolution passed by a majority of the whole Board, designate one or more committees, each committee to consist of two or more of the Directors of the corporation, which, to the extent provided in the resolution, shall have and may exercise the powers of the Board of Directors in the management of the business and affairs of the corporation and may authorize the seal of the corporation to be affixed to all papers which may require it. Such committee or committees shall have such name or names as may be determined from time to time by resolution adopted by the Board of Directors. Each committee shall keep regular minutes of its meetings and report the same to the Board of Directors when required.

        SECTION 3.12. ORGANIZATION. The President, and in his absence a VicePresident, and in the absence of the President and all the Vice-Presidents, a Chairman pro tem, chosen by the Directors present shall preside at each meeting of the Directors and shall act as Chairman thereof. The Secretary, and in his absence, the Assistant Secretary, and in the absence of the Secretary and the Assistant Secretary, a Secretary pro tem, chosen by the Directors present shall act as Secretary of all meetings of the Directors.

        SECTION 3.13. MINUTES AND STATEMENTS. The Board of Directors shall cause to be kept a complete record of their meetings and acts, and of the proceedings of the shareholders.

                                   ARTICLE IV
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                                    Officers
                                    --------

        SECTION 4.01. OFFICERS. The Officers of this corporation shall be a President, Secretary and Treasurer; the Board of Directors may also from time to time elect one or more Vice-Presidents, one or more Assistant Secretaries and one or more Assistant

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Treasurers; all of whom shall be chosen by the Board of Directors. Any person may hold two or more offices.

        SECTION 4.02. SUBORDINATE OFFICERS AND EMPLOYEES. The Board of Directors may appoint such other officers and agents as it may deem necessary who shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be determined from time to time by the Board.

        SECTION 4.03. COMPENSATION. The Board of Directors may from time to time, in its discretion, fix or alter the compensation of any officer or agent.

        SECTION 4.04. ELECTION AND TERM OF OFFICE. The officers of the corporation shall be elected annually by the Board of Directors at the regular annual meeting of the Board of Directors. Each officer shall hold office until his successor shall have been duly elected and shall have qualified or until his death or until he shall resign or shall have been removed in the manner hereinafter provided. Any officer or agent elected or appointed by the Board of Directors may be removed by the Board of Directors whenever in its judgment the best interests of the corporation would be served thereby. A vacancy in any office because of death, resignation, removal, disqualification or otherwise, may be filled by the Board of Directors for the unexpired portion of the term at any meeting of the Board.

        SECTION 4.05. PRESIDENT. The President shall be the chief executive officer of the corporation. He shall preside at all meetings of the shareholders and Directors. He shall have general and active management of the business of the corporation and shall see that all orders and resolutions of the Board of Directors are carried into effect, subject, however, to the right of the Board of Directors by resolution to delegate any specific powers (other than those which may be by statute exclusively conferred upon the President), to any other officers, Director or agent of the corporation. The President shall, on behalf of the corporation and as authorized by the Board of Directors, execute all deeds, notes, bonds, mortgages, contracts and other instruments in writing, except where the signing and execution thereof shall be expressly delegated by the Board of Directors to some other officer or agent of the corporation. He may vote all securities which the corporation is entitled to vote except as and to the extent such authority shall be vested in a different officer or agent of the corporation by the Board of Directors.

        SECTION 4.06. VICE-PRESIDENT. The Vice-Presidents, in the order designated by the Board of Directors, shall, in the absence or disability of the President, perform the duties and exercise the powers of the President and shall perform such other duties and have such other powers as the Board of Directors or the President may from time to time prescribe.



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        SECTION 4.07. THE SECRETARY. The Secretary shall attend all meetings of the shareholders of the corporation and of the Board of Directors and shall record all of the proceedings of such meetings in minute books kept for that purpose. He is authorized to affix the corporate seal to all instruments requiring it. He shall have charge of the corporate records, and, except to the extent authority may be conferred upon any transfer agent or registrar duly appointed by the Board of Directors, he shall maintain the corporation's books, registers, stock certificate and stock transfer books and stock ledgers, and such other books, records and papers as the Board of directors may from time to time entrust to him. He shall give or cause to be given proper notice of all meetings of shareholders and Directors as required by law and the Bylaws, and shall perform such other duties as may from time to time be prescribed by the Board of Directors or the President.

        SECTION 4.08. THE ASSISTANT SECRETARY. Each Assistant Secretary shall assist the Secretary in the performance of his duties, and may at any time perform any of the duties of the Secretary; in case of the death, resignation, absence or disability of the Secretary, the duties of the Secretary shall be performed by an Assistant Secretary, and each Assistant Secretary shall have such other powers and perform such other duties as, from time to time, may be assigned to him by the Board of Directors.

        SECTION 4.09. THE TREASURER. The Treasurer shall have the custody of the corporate funds and securities, and shall keep full and accurate accounts of receipts and disbursements in books belonging to the corporation, and shall deposit all monies and other valuable effects in the name and to the credit of the corporation in such depositories as may be designated by the Board of Directors. He shall disburse the funds of the corporation as may be ordered by the Board, taking proper vouchers for such disbursements, and shall render to the President and Directors at the regular meetings of the Board, or whenever they may require it, an account of all his transactions as Treasurer, and of the financial conditions of the corporation.

        SECTION 4.10. THE ASSISTANT TREASURER. Each Assistant Treasurer shall assist the Treasurer in the performance of his duties, and may at any time perform any of the duties of the Treasurer; in case of the death, resignation, absence or disability of the Treasurer, the duties of the Treasurer shall be performed by an Assistant Treasurer, and each Assistant Treasurer shall have such other powers and perform such other duties as, from time to time, may be assigned to him by the Board of Directors.

                                   ARTICLE V
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                                  Resignations
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        Any Director or officer may resign his office at any time, such resignation to be made in writing and to take effect from the time of its receipt by the corporation, unless

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some time be fixed in the resignation, and then from that time. The acceptance of a resignation shall not be required to make it effective.

                                   ARTICLE VI
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                              Contracts and Loans
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        SECTION 6.01. CONTRACTS. The Board of Directors may authorize any officer or officers, agent or agents, to enter into any contract or execute and deliver any instrument in the name of and on behalf of the corporation, and such authority may be general or confined to specific instances.

        SECTION 6.02. LOANS. No loans shall be contracted on behalf of the corporation and no evidences of indebtedness shall be issued in its name unless authorized by a resolution of the Board of Directors. Such authority may be general or confined to specific instances.

                                  ARTICLE VII
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                   Certificates for Shares and Their Transfer
                   ------------------------------------------

        SECTION 7.01. CERTIFICATES FOR SHARES. Certificates representing shares of the corporation shall be in such form as may be determined by the Board of Directors. Such certificates shall be signed by the President or Vice-President and by the Secretary or an Assistant Secretary and shall be sealed with the seal of the corporation. All certificates for shares shall be consecutively numbered. The name of the persons owning the shares represented thereby with the number of shares and date of issue shall be entered on the books of the corporation. All certificates surrendered to the corporation for transfer shall be cancelled and no new certificate shall be issued until the former certificate for a like number of shares shall have been surrendered and cancelled, except that in case of a lost, destroyed or mutilated certificate a new one may be issued therefor upon such terms and indemnity to the corporation as the Board of Directors may prescribe.

        SECTION 7.02. TRANSFERS OF SHARES. Transfers of shares of the corporation shall be made only on the books of the corporation by the registered holder thereof or by his attorney thereunto authorized by a power of attorney duly executed and filed with the secretary of the corporation, and on surrender for cancellation of the certificate for such shares. The person in whose name shares stand on the books of the corporation shall be deemed the owner thereof for all purposes as regards the corporation.





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                                  ARTICLE VIII
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                        Dealings with Companies in Which
                        --------------------------------
                         Directors May Have an Interest
                         ------------------------------

        Inasmuch as the Directors of this corporation are or may be persons of diversified business interests, and are likely to be connected with other corporations with which from time to time this corporation may have business dealings, no contract or other transaction between this corporation and any other corporation shall be affected by the fact that Directors of this corporation are interested in, or are directors or officers of such other corporation.

                                   ARTICLE IX
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                            Miscellaneous provisions
                            ------------------------

        SECTION 9.01. FISCAL YEAR. The fiscal year of the corporation shall be determined by the Board of Directors.

        SECTION 9.02. INSPECTION OF BOOKS. The Directors shall determine from time to time whether, and, if allowed, when and under what conditions and regulations the accounts and books of the corporation (except such as may by statute be specifically open to inspection) or any of them shall be open to inspection of the shareholders, and shareholders' rights in this respect are and shall be restricted and limited accordingly.

        SECTION 9.03. CHECKS AND NOTES. All checks and drafts on the corporation's bank accounts and all bills of exchange and promissory notes, and all acceptances, obligations and other instruments for the payment of money, shall be signed by such officer or officers or agent or agents as shall be thereunto duly authorized from time to time by the Board of Directors; provided, that checks drawn on the corporation's payroll, dividend and special accounts may bear the facsimile signatures, affixed thereto by a mechanical device, of such officers or agents as the Board of Directors may authorize.

        SECTION 9.04. DIVIDENDS. The Board of Directors shall declare such dividends as they in their discretion see fit whenever the condition of the corporation, in their opinion, shall warrant the same. The Board may declare dividends in cash, in property or in capital stock.

        SECTION 9.05. NOTICES. Whenever, under the provisions of these Bylaws notice is required to be given to any Director, officer or shareholder, it shall not be construed to mean personal notice, but such notice may be given in writing by depositing the same in the post office or letter box, in a postpaid sealed wrapper addressed to such shareholder, officer or Director at such address as appears on the records of the

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corporation, and such notice shall be deemed to be given at the time when the same shall be thus mailed.

        SECTION 9.06. SEAL. The corporation may have a seal inscribed with the name of the corporation and its state of incorporation.

                                   ARTICLE X
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                                Indemnification
                                ---------------

        SECTION 10.01. MANDATORY INDEMNIFICATION. The corporation shall, to the full extent permitted by the Missouri Business Corporation Law, indemnify any person who was or is a party or threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was a Director or officer of the corporation or is or was serving at the request of the corporation as a director or officer of any other corporation or enterprise. Such right of indemnification shall inure to the benefit of the heirs, executors, administrators and personal representatives of such a person.

        SECTION 10.02. PERMISSIVE SUPPLEMENTARY BENEFITS. The corporation may, but shall not be required to, supplement the right of indemnification under
Section 10.01 by (a) the purchase of insurance on behalf of any one or more of such persons, whether or not the corporation would be obligated to indemnify such person under Section 10.01 (b) individual or group indemnification agreements with any one or more of such persons and (c) advances for related expenses of such a person.

        SECTION 10.03. AMENDMENT. This Article X may be amended or repealed only by a vote of the shareholders and not by a vote of the Board of Directors.

                                   ARTICLE XI
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                                   Amendments
                                   ----------

        These Bylaws may be altered, amended or repealed and new bylaws may be adopted by the Board of Directors or by the Shareholders at any annual or special meeting.

                                  ARTICLE XII
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                                  Construction
                                  ------------

        When used herein, the male gender shall include the female gender and the plural shall include the singular as is appropriate.

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